Exhibit 11

                     NACCO Industries, Inc. And Subsidiaries
                                    Form 10-Q
                        Computation of Earnings per Share


                                                                THREE MONTHS ENDED             NINE MONTHS ENDED
                                                                    SEPTEMBER 30                  SEPTEMBER 30
                                                           ---------------------------   --------------------------

                                                               1996          1995            1996            1995
                                                           -------------  ------------   -------------  -----------

                                                                (Amounts in thousands except per share data)

Income:
   Income before extraordinary charge                       $   7,608     $  13,658     $   34,540      $   41,195
   Extraordinary charge, net-of-tax                               ---        (2,102)           ---          (3,382)
                                                            ---------     ---------     ----------      ----------
   Net income                                               $   7,608     $  11,556     $   34,540      $   37,813
                                                            =========     =========     ==========      ==========


Per share amounts reported to stockholders - Note 1:
   Income before extraordinary charge                       $    0.85     $    1.53     $     3.85      $     4.60
   Extraordinary charge, net-of-tax                               ---          (.24)           ---            (.38)
                                                            ---------     ---------     ----------      ----------
   Net income                                               $    0.85     $    1.29     $     3.85      $     4.22
                                                            =========     =========     ==========      ==========


Primary:
   Weighted average shares outstanding                          8,985         8,966          8,981           8,962
   Dilutive stock options - Note 2                                  9            13             11              12
                                                            ---------     ---------     ----------      ----------
         Totals                                                 8,994         8,979          8,992           8,974
                                                            =========     =========     ==========      ==========


   Per share amounts
         Income before extraordinary charge                 $    0.85     $    1.52     $     3.84      $     4.59
         Extraordinary charge, net-of-tax                         ---          (.23)           ---            (.38)
                                                            ---------     ---------     ----------      ----------
         Net income                                         $    0.85     $    1.29     $     3.84      $     4.21
                                                            =========     =========     ==========      ==========


Fully diluted - Note 3:
   Weighted average shares outstanding                                                                        8,962
   Dilutive stock options - Note 2                                                                               13
                                                                                                        -----------
         Totals                                                                                               8,975
                                                                                                        ===========


   Per share amounts
         Income before extraordinary charge                                                              $     4.59
         Extraordinary charge, net-of-tax                                                                      (.38)
                                                                                                         ==========
         Net income                                                                                      $     4.21
                                                                                                         ==========

  Note 1 - Per share earnings have been computed and reported to the stockholders pursuant to APB Opinion No. 15, which provides that "any reduction of less than 3% in the aggregate need not be considered as dilution in the computation and presentation of earnings per share data."

  Note 2 - Dilutive stock options are calculated based on the treasury stock method. For primary per share earnings the average market price is used. For fully diluted per share earnings the period-end market price, if higher than the average market price, is used.

  Note 3 - Fully diluted per share earnings for the three and nine months ended September 30, 1996 and for the three months ended September 30, 1995 are not disclosed because the quarter-end market prices did not exceed the average market price for the three and nine month periods in 1996 and the three month period in 1995.